SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2006
A.S.V., INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-25620	41-1459569

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

840 Lily Lane, Grand Rapids, Minnesota 55744

(Address of principal executive offices)

Registrant’s telephone number, including area code: (218) 327-3434
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On May 24, 2006, A.S.V., Inc. (ASV or the Company) issued a press release announcing that its Board of Directors has approved the implementation of a share repurchase plan. Under this plan, ASV may repurchase up to $10 million of its common stock.
The Company anticipates share purchases will be made from time to time, depending on market conditions. Shares may be purchased in the open market, including block purchases, or through privately negotiated transactions. The Company does not intend to repurchase any shares from directors, officers or other affiliates of the Company. The repurchase program does not obligate ASV to acquire any specific number of shares and may be discontinued at any time.
The Company intends to fund the repurchases with available cash. The repurchase program is expected to be in effect through May 24, 2007, or until such amount of stock is repurchased.
For additional information, see the press release included as Exhibit 99 hereto.
Item 9.01 Financial Statements and Exhibits.
d.       Exhibits
The following exhibit is being furnished herewith

Exhibit	Description of Exhibit
99	Press release dated May 24, 2006

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 24, 2006

A.S.V., Inc.
By:	/s/ Gary Lemke
Its: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
99	Press release dated May 24, 2006